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                                                                  Exhibit 1
                                                                  ---------
                         Information Concerning Transactions in
                             Shares of Common Stock Effected
                         by any Members of the Centaur Partners
                             Group During the Past Sixty Days
                       -------------------------------------------

          The following transactions were effected on the New York Stock Exchange, Inc. The price per share excludes brokerage commissions.

         Name          Date of          Shares            Price
         ----            Sale            Sold             Per Share
                       -------          ------            ---------



     Estrin            7/9/96           60,000            $ 10 1/4
     Equities
     Limited
     Partnership
                       7/10/96          12,500               9 1/8

                       7/10/96           9,000               9

                       7/10/96           3,000               8 3/4

                       7/10/96          39,500               8 5/8

                       7/10/96          60,000               8 7/8




















     NYFS05...:\35\64935\0001\2150\SCH7096V.040